UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2015

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 626-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 1, 2015, the Board of Directors (the “Board”) of Rush Enterprises, Inc. (the “Company”) approved and adopted a new form of indemnity agreement (the “Agreement”) to be entered into with the current and future directors and certain current and future officers of the Company. The Agreement supersedes and replaces that certain from of indemnity agreement approved by the Board on February 23, 2007 (the “Prior Agreement”). The Agreement provides, among other things, that the Company will, to the extent permitted by applicable law, indemnify the director or officer against any and all expenses and liabilities reasonably incurred in connection with the investigation, defense, settlement, or appeal of any civil, criminal, administrative, investigative or any other type of proceeding brought against the director or executive by reason of its relationship with the Company, provided that the director or officer acted in good faith and in the best interests of the Company. The Agreement incorporates numerous changes in Texas law since the Prior Agreement was adopted and is consistent with the Company’s Restated Articles of Incorporation, Amended and Restated Bylaws and the laws of the State of Texas.

The foregoing descriptions of both the Agreement and Prior Agreement do not purport to be complete and are qualified in their entirety by the full text of the Agreement and Prior Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2015, the Board appointed Dr. Kennon Guglielmo and William H. Cary to the Board, effective immediately. Dr. Guglielmo and Mr. Cary are collectively referred to herein as the “New Directors.” The Board has not yet determined which committees of the Board the New Directors will be appointed to. There are no arrangements or understandings between either of the New Directors, on the one hand, and any other person, on the other hand, pursuant to which either of the New Directors were elected as directors of the Company, and the Company believes there are no transactions in which either of the New Directors have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Both of the New Directors will receive the Company’s standard non-employee director compensation, which is described in the Company’s 2014 definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 4, 2014.

Dr. Guglielmo has served as Chief Technology Officer and as a member of the board of directors of Enovation Controls, Inc., a leading global provider of sophisticated digital control systems for gaseous fuel engines and engine-driven equipment, since its inception in June 2014. In 1994, Dr. Guglielmo formed EControls Group, Inc., an affiliate of Enovation Controls, Inc., and began developing engine management systems for the industrial, marine, and heavy-duty engine markets. He has been the President and a member of the board of directors of EControls Group, Inc. since its formation. Dr. Guglielmo holds a B.S. in Mechanical Engineering from Texas A&M University, and an M.S. and Ph.D. in Mechanical Engineering from Georgia Institute of Technology.

Mr. Cary served as the President and Chief Operating Officer of GE Capital, the financial services unit of the General Electric Company (NYSE: “GE”) from November 2008 until December 2014 and as a Senior Vice President of General Electric from November 2006 until December 2014. He served as the President of GE Money (Global), a subsidiary of GE Capital, from February 2008 until his promotion to President and Chief Operating Officer of GE Capital in November 2008. Mr. Cary joined General Electric in 1986 as a member of the Financial Management Program and served in a variety of financial positions around the world until his election as Senior Vice President of General Electric in November 2006. He also served as a member of General Electric’s Corporate Executive Council and was a member of the GE Capital board of directors. Mr. Cary holds a B.S. in Finance from San Jose State University and is a graduate of General Electric’s Financial Management Program.

In connection with both of the New Directors’ appointment to the Board, each of the New Directors and the Company entered into an indemnity agreement in the form described in Item 1.01 above.

A copy of the press release announcing the appointments of the New Directors is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.     Description

10.1	Form of Indemnity Agreement.
10.2	Form of Indemnity Agreement dated February 23, 2007 (incorporated by reference to Exhibit 10.l of the Company’s Current Report on Form 8-K, filed with the SEC on February 27, 2007).
99.1	Rush Enterprises, Inc. press release dated January 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

By:	/s/ Derrek Weaver
Derrek Weaver
Senior Vice President, General Counsel and Corporate Secretary

Dated: January 7, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnity Agreement.

10.2	Form of Indemnity Agreement dated February 23, 2007 (incorporated by reference to Exhibit 10.l of the Company’s Current Report on Form 8-K, filed with the SEC on February 27, 2007).

99.1	Rush Enterprises, Inc. press release dated January 7, 2015.